United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 6, 2022

Date of Report (Date of earliest event reported)

AGBA GROUP HOLDING LIMITED

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-38909	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

AGBA Tower 68 Johnston Road Wan Chai, Hong Kong SAR	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 3601 8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	AGBA	NASDAQ Capital Market
Warrants, each warrant exercisable for one-half of one Ordinary Share for $11.50 per full share	AGBAW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

Engagement of New Independent Registered Public Accounting Firm

On December 6, 2022, following a review process conducted by the Audit Committee of the Board of Directors (the “Audit Committee”) of AGBA Group Holding Limited (the “Company”), the Audit Committee recommended to the Board of Directors of the Company (the “Board”) and the Board approved the engagement of WWC, P.C., (“WWC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 for the financial statements of the Company filed with the U.S. Securities and Exchange Commission (“SEC”) and the Company’s internal controls over financial reporting in accordance with the Securities Exchange Act of 1934, as amended.

From October 20, 2020 through September 29, 2022, the period during which Friedman LLP (“Friedman”) was engaged as the Company’s independent registered public accounting firm and from September 30, 2022 through November 30, 2022, the period during which Marcum LLP (“Marcum”), as successor to Friedman LLP (following the combination of Friedman and Marcum, effective September 1, 2022), was engaged as the Company’s independent registered public accounting firm, neither the Company nor anyone on its behalf consulted with WWC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; (iii) written or oral advice provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (iv) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

Dismissal of Previous Independent Registered Public Accounting Firm

On December 6, 2022, upon the recommendation of the Audit Committee, the Board ratified the dismissal of Marcum as the Company’s independent registered public accounting firm, effective November 30, 2022. The reports of Friedman, as predecessor to Marcum (prior to their combination), on the Company’s financial statements for the fiscal years ended December 31, 2021 and 2020, do not contain an adverse opinion or a disclaimer of opinion and are not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph in such reports regarding substantial doubt about the Company’s ability to continue as a going concern. From October 20, 2020 through September 29, 2022, the period during which Friedman was engaged as the Company’s independent registered public accounting firm and from September 30, 2022 through November 30, 2022, the period during which Marcum, as successor to Friedman LLP (following the combination of Friedman and Marcum, effective September 1, 2022), was engaged as the Company’s independent registered public accounting firm, there were (i) no “disagreements,” as such term is defined in Item 304(a)(1)(iv) of Regulation S-K, with Marcum or Friedman in any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Marcum or Friedman, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) no reportable events, as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Marcum with a copy of the disclosures in this Current Report on Form 8-K, and Marcum has provided a letter addressed to the SEC stating that Marcum agrees with the above statements under the heading “Dismissal of Independent Registered Public Accounting Firm.” A copy of that letter is being filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Marcum LLP to the SEC, dated December 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGBA GROUP HOLDING LIMITED

	By:	/s/ Shu Pei Huang, Desmond
		Name:	Shu Pei Huang, Desmond
		Title:	Acting Group Chief Financial Officer

Dated: December 6, 2022

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